                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]

Check the appropriate box:




[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement


[ ]  Definitive Additional Materials


[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           PRISON REALTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                                 PRISON REALTY


                                  CORPORATION


                                 March 31, 1999

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Prison Realty Corporation (the "Company") to be held at 10:00 a.m., local time, on Tuesday, May 11, 1999, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee.

     The formal Notice of the meeting, as well as the proxy statement and form of proxy are included with this letter. A copy of the Company's 1998 Annual Report to Stockholders is also enclosed for your review.


     In addition to a discussion of the specific matters to be acted upon, which are described in detail in the accompanying proxy statement, at the meeting there will be a review of the beginning of the Company's operations earlier this year as the result of the successful mergers of CCA Prison Realty Trust and Corrections Corporation of America with and into the Company and a report on the progress of the Company since the completion of the mergers. There will also be a review of the results of the 1998 fiscal year of both CCA Prison Realty Trust and Corrections Corporation of America and stockholders will be given an opportunity to ask management questions of general interest concerning the Company.


     Regardless of the number of shares you own, it is important that your views be represented. Accordingly, whether or not you plan to attend the meeting in person, I urge you to complete, sign, date and promptly return the enclosed proxy card in the envelope provided. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.

     Your Board of Directors and the Company's management look forward to greeting those stockholders who are able to attend.

                                          Sincerely,



                                          /s/ DOCTOR R. CRANTS
                                          Doctor R. Crants
                                          Chairman and Chief Executive Officer

                           PRISON REALTY CORPORATION
                      10 BURTON HILLS BOULEVARD, SUITE 100
                           NASHVILLE, TENNESSEE 37215

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                        TO BE HELD TUESDAY, MAY 11, 1999


     Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Prison Realty Corporation (the "Company") will be held at 10:00 a.m., local time, on Tuesday, May 11, 1999, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, for the following purposes:

     (1) To consider and elect five (5) Class I directors to serve on the Company's Board of Directors until the 2002 annual meeting of the Company's stockholders and until their respective successors are duly elected and qualified and to consider and elect one (1) Class III director to serve on the Company's Board of Directors until the 2001 annual meeting of the Company's stockholders and until his respective successor is duly elected and qualified;


     (2) To consider and approve an amendment to the Company's Charter to change the name of the Company to "Prison Realty Trust, Inc.";


     (3) To consider and ratify the action of the Company's Board of Directors in selecting the firm of Arthur Andersen LLP to be the independent auditors of the Company for the fiscal year ending December 31, 1999, and to perform such other services as may be requested; and

     (4) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


     Pursuant to the Bylaws of the Company, the Board of Directors of the Company has fixed the close of business on Friday, March 26, 1999, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.


     Your attention is directed to the proxy statement accompanying this Notice of Annual Meeting for more complete information regarding the matters to be presented and acted upon at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person.

                                          By Order of the Board of Directors,



                                          /s/ Vida H.Carroll
                                          VIDA H. CARROLL
                                          Secretary

March 31, 1999
Nashville, Tennessee


                          YOUR VOTE IS VERY IMPORTANT.



WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND PERSONALLY CAST YOUR VOTE AT THE MEETING.

                           PRISON REALTY CORPORATION
                      10 BURTON HILLS BOULEVARD, SUITE 100
                           NASHVILLE, TENNESSEE 37215

                                PROXY STATEMENT
                                      FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD TUESDAY, MAY 11, 1999



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Prison Realty Corporation (the "Company") for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 11, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). The Company, which was formed on September 24, 1998, began operations on January 1, 1999 after the successful completion of the mergers of CCA Prison Realty Trust ("Prison Realty") and Corrections Corporation of America ("CCA") with and into the Company (collectively, the "Merger"). At the Annual Meeting, stockholders will be asked to vote: (i) to elect five (5) Class I directors and one (1) Class III director; (ii) to approve an amendment to the Company's Charter to change the name of the Company to "Prison Realty Trust, Inc." (the "Name Change Amendment"); (iii) to ratify the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999; and (iv) upon any other matters properly brought before the Annual Meeting and at any adjournments or postponements thereof.



     The Board of Directors has fixed the close of business on Friday, March 26, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 113,041,110 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are being sent to stockholders entitled to notice of and to vote at the Annual Meeting on or about Wednesday, March 31, 1999. The Company has 4,300,000 shares of its 8% Series A Cumulative Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), issued and outstanding. Pursuant to the terms of the Series A Preferred Stock, the holders of such shares do not possess any voting rights. Holders of the Company's outstanding Common Stock as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock held by them.


     The presence, in person or by proxy, of the Company's stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For all proposals, shares that reflect abstentions or "broker nonvotes" (i.e., shares represented at the meeting that are held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. However, pursuant to Maryland law, neither abstentions nor broker nonvotes will have any impact on the outcome of the vote for any proposal voted on at the Annual Meeting, including the election of directors.


     Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying proxy card in the enclosed, postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting which are not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted: (i) FOR the election of each of the five (5) nominees for Class I directors of the Company and the one (1) nominee for Class III director of the Company, each as named in this Proxy Statement; (ii) FOR approval of the Name Change Amendment; and (iii) FOR ratification of the Board of Directors' selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the duly appointed proxy holders.


     A stockholder of record as of the Record Date may revoke a properly submitted proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth herein, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a properly submitted proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a properly executed proxy previously received by the Company.

     The cost of soliciting proxies from stockholders will be borne by the Company. Such solicitation will initially be made by mail. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies. It is estimated that the fees of Corporate Investor Communications, Inc. for such services will be approximately $10,000, plus all out-of-pocket costs and expenses. In addition, proxy solicitation may be made personally or by telephone by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. Forms of proxies and proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Common Stock. The Company will reimburse such parties for the reasonable out-of-pocket expenses incurred in connection with such distribution.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company was formed in September 1998 with a Board of Directors consisting of 13 initial directors (the "Initial Directors"). The Initial Directors consisted of the same individuals who served as trustees of Prison Realty immediately prior to the Merger. As set forth in the Charter of the Company (the "Charter"), the Initial Directors are divided into three classes as nearly equal as possible, with five of the Initial Directors serving as Class I directors with their terms expiring at the Annual Meeting, four of the Initial Directors serving as Class II directors with their terms expiring at the 2000 Annual Meeting, and four of the Initial Directors serving as Class III directors with their terms expiring at the 2001 Annual Meeting. The Bylaws of the Company, as amended (the "Bylaws"), provide that the Company's Board of Directors shall consist of not less than three nor more than 16 members, with the actual number of directors comprising the board to be set by resolution.

     In connection with the completion of the Merger and the future governance of the Company, the following events occurred in the first quarter of 1999 concerning the composition of the Company's Board of Directors:


     - On January 1, 1999, by resolution of the Company's Board of Directors, the number of seats on the board was increased by one, from 13 to 14, and Jean-Pierre Cuny, an affiliate of Sodexho Alliance, S.A., a French societe anonyme and the Company's largest stockholder ("Sodexho"), was appointed by the board as a Class III director to fill the newly created board seat.


     - In March 1999, Rusty L. Moore, a Class I director, asked that he not be nominated for re-election to the Company's Board of Directors at the Annual Meeting. The board subsequently nominated Ned Ray McWherter to take Mr. Moore's place and stand for election at the Annual Meeting for a term of three years as a Class I director.

     - In March 1999, Monroe J. Carell, Jr. resigned from his position as a Class III director effective as of the date of the Annual Meeting. In an effort to return the number of board seats back to its original number of 13, the Company's Board of Directors then adopted a resolution decreasing the number of seats on the board by one, from 14 to 13, also effective as of the date of the Annual Meeting.

     The terms of the Company's five current Class I directors expire at the Annual Meeting. Therefore, five Class I directors will be elected at the Annual Meeting to hold office for a term of three years and until their respective successors are duly elected and qualified. The Company has nominated D. Robert Crants, III, John W. Eakin, Jr., Ted Feldman, and Jackson W. Moore, each of whom currently serves as a Class I director, for re-election as Class I directors. In addition, as previously mentioned, the Company has nominated Ned Ray McWherter to stand for election at the Annual Meeting for a term of three years as the fifth Class I director. Furthermore, pursuant to the provisions of Maryland law regarding the election of directors appointed by the Company's Board of Directors, Jean-Pierre Cuny, as a newly appointed Class III director, must be nominated by the Company's Board of Directors to stand for election by the stockholders of the Company to serve the remainder of his term and until his respective successor is duly elected and qualified. The term of service of Jean-Pierre Cuny as a Class III director will expire at the 2001 Annual Meeting. Each nominee has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected.


     Unless otherwise directed in the proxy, the persons named in the enclosed proxy, or their substitute, will vote such proxy for the election of the five nominees listed herein as Class I directors and the one nominee for Class III director. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that the persons named in the proxy, or their substitute, will vote for an alternative nominee who will be designated by the Company's Board of Directors. Proxies may be voted only for the nominees named or such alternates.


     Under the Bylaws and Maryland law, the affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is sufficient to elect a director. Under Maryland law, the Charter and the Bylaws, proxies marked "withhold authority" will be counted for the purpose of determining the presence of a quorum but such proxies and failures to vote (including proxies from brokers or other nominees indicating that such persons do not have discretionary power to vote shares in the election of Directors) will not be counted as votes cast in the election of directors and thus will have no effect on the result of the vote.

             CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS


     Set forth below is information with respect to each of the 14 current directors of the Company, including the five nominees standing for election as Class I directors at the Annual Meeting and the one nominee standing for election as a Class III director at the Annual Meeting. (Monroe J. Carell, Jr. has resigned from the board effective as of the date of the Annual Meeting, at which time the number of directors will be decreased from 14 to 13, assuming the election of all directors currently standing for election or re-election.) Additionally, set forth below is information concerning the executive officers of the Company, all of whom serve as directors of the Company except for Vida H. Carroll. Independent Directors are those directors who are not employees of the Company and are not otherwise affiliated with a lessee of the Company's facilities or the Service Companies, as hereinafter defined (Mr. Bell and Rusty
L. Moore are not executive officers of the Company but are otherwise affiliated with the Company. See "Certain Relationships and Related Transactions" contained herein for a detailed description of these and other relationships.) Subject to the rights enumerated in the Employment Agreements, as hereinafter defined, the executive officers of the Company serve at the sole discretion of the Board of Directors of the Company. Directors' and executive officers' ages are given as of the date of this Proxy Statement.



CLASS I NOMINEES STANDING FOR RE-ELECTION AT THE 1999 ANNUAL MEETING DUE TO EXPIRATION OF TERMS OR INITIAL NOMINATION FOR ELECTION (TERMS TO EXPIRE IN 2002)


NAME                                  AGE              CURRENT POSITION
----                                  ---              ----------------
D. Robert Crants, III...............  30    President; Director
John W. Eakin, Jr...................  44    Independent Director
Ted Feldman.........................  45    Independent Director
Ned Ray McWherter...................  68    Nominee for Independent Director
Jackson W. Moore....................  50    Independent Director

CLASS I DIRECTOR NOT STANDING FOR RE-ELECTION


NAME                                  AGE              CURRENT POSITION
----                                  ---              ----------------
Rusty L. Moore......................  39    Director


CLASS II CONTINUING DIRECTORS NOT REQUIRING ELECTION AT THE 1999 ANNUAL MEETING (TERMS TO EXPIRE IN 2000)


NAME                                   AGE              CURRENT POSITION
----                                   ---              ----------------
Doctor R. Crants.....................  54    Chairman of the Board of Directors;
                                             Chief Executive Officer
Richard W. Cardin....................  63    Independent Director
J. Michael Quinlan...................  57    Vice-Chairman of the Board of Directors
Joseph V. Russell....................  58    Independent Director


CLASS III NOMINEE STANDING FOR ELECTION AT THE 1999 ANNUAL MEETING DUE TO APPOINTMENT BY BOARD OF DIRECTORS (TERM TO EXPIRE IN 2001)


NAME                                   AGE                  POSITION
----                                   ---                  --------
Jean-Pierre Cuny.....................  44    Director


CLASS III CONTINUING DIRECTORS NOT REQUIRING ELECTION AT THE 1999 ANNUAL MEETING (TERMS TO EXPIRE IN 2001)


NAME                                   AGE              CURRENT POSITION
----                                   ---              ----------------
C. Ray Bell..........................  57    Director
Michael W. Devlin....................  39    Chief Operating Officer; Director
Charles W. Thomas, Ph.D..............  56    Independent Director


CLASS III DIRECTOR NOT STANDING FOR RE-ELECTION DUE TO RESIGNATION EFFECTIVE AS OF THE DATE OF THE ANNUAL MEETING


                NAME                  AGE                  POSITION
                ----                  ---                  --------
Monroe J. Carell, Jr. ..............  67    Independent Director


EXECUTIVE OFFICER WHO IS NOT A DIRECTOR


                NAME                  AGE                  POSITION
                ----                  ---                  --------
Vida H. Carroll.....................  38    Chief Financial Officer;
                                            Secretary/Treasurer

CLASS I NOMINEES STANDING FOR ELECTION AT THE 1999 ANNUAL MEETING

     D. ROBERT CRANTS, III is a Director and the President of the Company. Prior to the Merger Mr. Crants served as a Trustee and as President of Prison Realty, which he co-founded in 1997. Mr. Crants also serves as a manager of DC Investment Partners, LLC, which serves as the general partner of private investment partnerships. From 1990 through 1996, Mr. Crants was associated with Goldman Sachs & Company ("Goldman Sachs"), most recently serving as an associate in the Goldman Sachs Special Investments Group. During his tenure with Goldman Sachs, Mr. Crants was involved in structuring over $3.0 billion in real estate transactions, including over $1.0 billion in real estate investment trust public offerings. During this time, he also negotiated triple net leases for shopping centers, free standing stores and other properties on behalf of several clients. Mr. Crants graduated from Princeton University in 1990 with an A.B., summa cum laude, in Economics. Mr. Crants is the son of Doctor R. Crants.

     JOHN W. EAKIN, JR. is an Independent Director of the Company and, prior to the Merger, served as an Independent Trustee for Prison Realty. Mr. Eakin founded Eakin and Smith, Inc., a real estate development and management company ("Eakin and Smith") in 1987 and served as its President from that time until 1996, when Eakin and Smith was merged with Highwoods Properties, Inc. ("Highwoods"), a self-administered and self-managed, office and industrial real estate investment trust based in Raleigh, North Carolina that is publicly traded on the New York Stock Exchange. Mr. Eakin left Highwoods in January 1999 after serving as a Senior Vice President and Director of Highwoods for three years. Mr. Eakin is also a member of the Board of Directors of Central Parking Corporation and a member of the advisory board of First American National Bank of Nashville. Mr. Eakin is a graduate of the University of North Carolina.(1)(3)


     TED FELDMAN is an Independent Director of the Company and is the Chairman of the Audit Committee of the Board of Directors of the Company. Prior to the Merger, he served as an Independent Trustee for Prison Realty. Mr. Feldman is currently the Chief Operating Officer of StaffMark, Inc., ("StaffMark") a provider of diversified staffing services to business, medical, professional and service organizations and governmental agencies that is publicly traded on the NASDAQ exchange, a position he has held since October 1996. Prior to joining StaffMark, Mr. Feldman founded HRA, Inc., a Nashville provider of staffing services, in 1991, and served as its President and Chief Executive Officer from that time until it merged with StaffMark in October, 1996. (1-Chairman)(3)


     NED RAY MCWHERTER is the Chairman of the Board of Directors of Volunteer Distributing Company, Inc. and Eagle Distributors, Inc. in Dresden, Tennessee. He also serves on the Board of Directors of Coca-Cola Bottling Co. Consolidated, Phoenix Healthcare Corporation and SunTrust Bank. Mr. McWherter served as Governor of the State of Tennessee from January 1987 to January 1995 and served as the Speaker of the House of Representatives for the State of Tennessee prior to his inauguration as Governor in 1987. It is anticipated that Mr. McWherter will join the Audit Committee of the Board of Directors, assuming his election to the board at the Annual Meeting.
-------------------------

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.
(3) Member of the Independent Committee of the Board of Directors.

     JACKSON W. MOORE is an Independent Director of the Company and is the Chairman of the Independent Committee of the Board of Directors. Prior to the Merger, Mr. Moore served as an Independent Trustee for Prison Realty and as the Chairman of the Independent Committee of its Board of Trustees. Mr. Moore is presently a Director of and is the President and Chief Operating Officer of Union Planters Corporation, a multi-state bank and savings and loan holding company headquartered in Memphis, Tennessee that is publicly traded on the New York Stock Exchange, positions he has held since 1986, 1989, and 1994, respectively, and is President and Chief Executive Officer of its principal subsidiary, Union Planters Bank, N.A. He is also Chairman of PSB Bancshares, Inc. and a Vice President and Director of its subsidiary, the People Savings Bank in Clanton, Alabama. Prior to joining Union Planters, Mr. Moore practiced law for 16 years. Mr. Moore is a graduate of the University of Alabama and Vanderbilt University School of Law. Mr. Moore is not related to Rusty L. Moore.
(2)(3-Chairman)



CLASS III NOMINEE STANDING FOR ELECTION AT THE 1999 ANNUAL MEETING DUE TO APPOINTMENT BY BOARD OF DIRECTORS



     JEAN-PIERRE CUNY is a Director of the Company and, prior to the Merger, served as a Director of CCA. Mr. Cuny serves as the Senior Vice President of The Sodexho Group, a French-based, leading supplier of catering and various other services to institutions and an affiliate of Sodexho. From February 1982 to June 1987, he served as Vice President in charge of Development for the Aluminum Semi-Fabricated Productions Division of Pechiney, a diversified integrated producer of aluminum and other materials. Mr. Cuny graduated from Ecole Polytechnique in Paris in 1977 and from Stanford University Engineering School in 1978.



     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.



CLASS I DIRECTOR NOT STANDING FOR RE-ELECTION



     RUSTY L. MOORE is a Director of the Company and, prior to the Merger, served as a Trustee of Prison Realty. Since 1996, Mr. Moore has been a principal of the Nashville law firm of Moore & Waechter, PLC and the President of its affiliate, Bankers Title & Escrow Corporation. He is also a principal and an executive officer of a privately-held real estate investment and property management company that owns multi-family residential properties throughout the Southeast. Mr. Moore has over 13 years of experience in negotiating and structuring real estate transactions, including the development, acquisition, leasing and financing of various types of property. Prior to forming Moore & Waechter, Mr. Moore was a partner at Stokes & Bartholomew, P.A. Mr. Moore graduated from the University of Tennessee, where he received a B.S. in Public Administration in 1981 and a J.D. in 1985. Mr. Moore is not related to Jackson
W. Moore. (2)

-------------------------

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.
(3) Member of the Independent Committee of the Board of Directors.

CLASS II CONTINUING DIRECTORS NOT REQUIRING ELECTION AT THE 1999 ANNUAL MEETING -- TERMS TO EXPIRE IN 2000


     DOCTOR R. CRANTS is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Crants also serves as a member of the Board of Directors, Chief Executive Officer, and President of Operating Company, as hereinafter defined, and serves on the Boards of Directors of Service Company A and Service Company B, as hereinafter defined. Prior to the Merger, Mr. Crants served as Chairman, Chief Executive Officer and President of CCA, which he co-founded in 1983, as well as Chairman of the Board of Trustees of Prison Realty. Mr. Crants also currently serves on the Board of Directors of Sodexho Marriott Services, Inc., which is the largest food service and facility management company in North America. Mr. Crants graduated from the United States Military Academy at West Point in 1966 and received a joint Masters in Business Administration and Juris Doctor degree from the Harvard Business School and the Harvard Law School, respectively, in 1974.

     RICHARD W. CARDIN is an Independent Director of the Company and, prior to the Merger, served as an Independent Trustee for Prison Realty. Mr. Cardin is a certified public accountant and is currently a consultant and retired partner at Arthur Andersen LLP. Prior to his retirement in 1995, Mr. Cardin was affiliated with, and a partner in, Arthur Andersen LLP, an international firm of independent public accountants and consultants, for 37 years. From 1980 through 1994, Mr. Cardin served as the managing partner of Arthur Andersen LLP's Nashville office. Mr. Cardin is a member of the Boards of Directors of Atmos Energy Corporation and United States Lime & Minerals, Inc. (1)(3)

     MICHAEL QUINLAN is Vice-Chairman of the Board of Directors of the Company. Prior to the Merger, Mr. Quinlan served as a member of the Board of Trustees and Chief Executive Officer of Prison Realty. Mr. Quinlan has been employed in the corrections and detention industry for 28 years. From July 1987 to December 1992, Mr. Quinlan served as the Director of the Federal Bureau of Prisons. In such capacity, Mr. Quinlan was responsible for the total operations and administration of a federal agency with an annual budget of more than $2.0 billion, more than 26,000 employees and 75 facilities. In 1988, Mr. Quinlan received the Presidential Distinguished Rank Award, which is the highest award given by the United States government to civil servants for service to the United States. In 1992, he received the National Public Service Award of the National Academy of Public Administration and the American Society of Public Administration, awarded annually to the top three public administrators in the United States. Mr. Quinlan is a 1963 graduate of Fairfield University with a B.S.S. in History, and he received a J.D. from Fordham University Law School in 1966. He also received an LL.M. from the George Washington University School of Law in 1970.


     JOSEPH V. RUSSELL is an Independent Director of the Company and is the Chairman of the Compensation Committee of the Board of Directors of the Company. Prior to the Merger, served as an Independent Trustee for Prison Realty. Mr. Russell is the President and Chief Financial Officer of Elan-Polo, Inc., a Nashville-based, privately-held, world-wide producer and distributor of footwear. Mr. Russell is also the Vice President of and a principal in RCR Building Corporation, a Nashville-based, privately-held builder and

-------------------------

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.
(3) Member of the Independent Committee of the Board of Directors.

developer of commercial and industrial properties. He also serves on the Boards of Directors of Community Care Corp., the Footwear Distributors of America Association and US Auto Insurance Company. Mr. Russell graduated from the University of Tennessee in 1963 with a B.S. in Finance. (2-Chairman)(3)



CLASS III CONTINUING DIRECTORS NOT REQUIRING ELECTION AT THE 1999 ANNUAL MEETING -- TERMS TO EXPIRE IN 2001


     MICHAEL W. DEVLIN is a Director and the Chief Operating Officer of the Company. Prior to the Merger, Mr. Devlin served as a Trustee and as Chief Operating Officer of Prison Realty, which he co-founded in 1997. Mr. Devlin also serves as a manager of DC Investment Partners, LLC, which serves as the general partner of private investment partnerships. From 1993 through 1995, Mr. Devlin was a Vice President in the business development group of Goldman Sachs. Immediately prior to joining Goldman Sachs, Mr. Devlin practiced law for four years at the law firm of Davis, Polk and Wardwell in New York, working on various corporate transactions, including leveraged leasing. During that time, he negotiated approximately $1.0 billion in leases, including triple net leases. Mr. Devlin is a graduate of Yale University and the Duke University School of Law.


     C. RAY BELL is a Director of the Company and, prior to the Merger, served as a Trustee for Prison Realty. Mr. Bell is the President and owner of Ray Bell Construction, Inc. ("Ray Bell Construction"). Ray Bell Construction specializes in the construction of a wide range of commercial buildings, and has constructed approximately 40 correctional and detention facilities, consisting of over 15,000 beds in seven states, on behalf of various government entities and private companies, including Operating Company, as hereinafter defined (and prior to the Merger, CCA). Mr. Bell is a founding member of the Middle Tennessee Chapter of Associated Builders and Contractors. Mr. Bell is a graduate of the University of the South. (2)



     CHARLES W. THOMAS, PH.D is a Director of the Company and, prior to the Merger, served as a Trustee for Prison Realty. Dr. Thomas is a university professor who has taught and written on the criminal justice and private corrections fields for almost 30 years. Currently, he is Professor of Criminology and the Director of the Private Corrections Project Center for Studies in Criminology and Law (the "Center") at the University of Florida, Gainesville, positions he has held since 1980 and 1989, respectively. While serving as Director of the Center, Dr. Thomas authored the Center's annual Private Adult Correctional Facility Census. In connection with the Merger, Dr. Thomas performed certain consulting services for each of Prison Realty and CCA. Dr. Thomas continues to perform consulting services for the Company and Operating Company relating to each of their business objectives. Dr. Thomas graduated from McMurry University in 1966 with a B.S. in Secondary Education and from the University of Kentucky with a M.A. in Sociology in 1969, and a Ph.D. in Sociology in 1971. (1)

-------------------------

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.
(3) Member of the Independent Committee of the Board of Directors.

CLASS III DIRECTOR NOT STANDING FOR RE-ELECTION DUE TO RESIGNATION EFFECTIVE AS OF THE DATE OF THE ANNUAL MEETING


     MONROE J. CARELL, JR. is an Independent Director of the Company and, prior to the Merger, served as an Independent Trustee for Prison Realty. For the past 19 years, Mr. Carell has served as Chief Executive Officer and Chairman of the Board of Directors of Central Parking, a company which provides parking services nationwide and is publicly traded on the New York Stock Exchange. Since 1991, Mr. Carell has served as a Trustee of Vanderbilt University in Nashville, and he is currently a member of the Board of Trust of the Urban Land Institute. Mr. Carell is also a member of the Board of Directors of Vanderbilt University Medical Center. (1)(3)


EXECUTIVE OFFICER WHO IS NOT A DIRECTOR



     VIDA H. CARROLL is Chief Financial Officer, Secretary and Treasurer of the Company and, prior to the Merger, served as the Chief Financial Officer, Secretary and Treasurer of Prison Realty. From 1991 to 1996, Ms. Carroll, as a sole proprietor, worked as a financial consultant, specializing in accounting conversions and systems design. Prior to this time, she worked in public accounting, including working as an audit manager with KPMG Peat Marwick. Ms. Carroll holds a Bachelor of Science Degree from Tennessee Technological University and is a certified public accountant.


COMMITTEES OF THE BOARD OF DIRECTORS

     Pursuant to the authority granted under the Bylaws, the Company's Board of Directors has designated an Audit Committee, Compensation Committee, and Independent Committee. Information regarding the members of each committee and the authority granted to each committee by the Company's Board of Directors is set forth below. Immediately prior to the Merger, each committee member served on a committee of the Board of Trustees of Prison Realty which exercised substantially similar authority.


     AUDIT COMMITTEE. The Company's Audit Committee consists of Messrs. Cardin, Carell, Eakin, Feldman, and Thomas, with Mr. Feldman serving as Chairman. The Audit Committee makes recommendations concerning the engagement of independent public accountants by the Company, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Company's Audit Committee has held two meetings to date in 1999 and did not meet in 1998. Prison Realty's Audit Committee held two meetings in 1998. To ensure that all members of the Audit Committee are independent, it is anticipated that Mr. McWherter, if elected, will be appointed to replace Dr. Thomas on the Audit Committee following the Annual Meeting. See "Certain Relationships and Related Transactions" contained herein for a description of certain consulting services previously rendered by Dr. Thomas in connection with the Merger and currently being rendered in connection with the operations of the Company and Operating Company.

-------------------------

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.
(3) Member of the Independent Committee of the Board of Directors.

     COMPENSATION COMMITTEE. The Company's Compensation Committee consists of Mr. Bell, Jackson W. Moore, Rusty L. Moore, and Mr. Russell, with Mr. Russell serving as Chairman. The Compensation Committee determines compensation, including awards under the Company's Employee Share Incentive Plan, as assumed by the Company from Prison Realty in the Merger (the "Share Incentive Plan"), and the Non-Employee Directors' Share Option Plan, as amended, as also assumed by the Company from Prison Realty in the Merger (the "Non-Employee Directors' Plan") (the Share Incentive Plan and the Non-Employee Directors' Plan, as assumed, are herein collectively referred to as the "Company's Plans"). The Compensation Committee also administers the Company's Plans, as well as the Company's Non-Employee Directors' Compensation Plan assumed by the Company from Prison Realty in the Merger. The Compensation Committee also administers certain former stock option and incentive plans of CCA, including the 1995 Employee Stock Incentive Plan (the "1995 Stock Incentive Plan"), assumed by the Company from CCA in connection with the Merger. The Company's Compensation Committee has held one meeting to date in 1999 and did not meet in 1998. Prison Realty's Compensation Committee held two meetings in 1998.



     INDEPENDENT COMMITTEE. The Company's Independent Committee consists of all of the Company's Independent Directors and currently consists of Messrs. Cardin, Carell, Eakin, Feldman, Jackson W. Moore and Russell, with Jackson W. Moore serving as Chairman. Pursuant to the Company's Bylaws, the Independent Committee must approve of the following actions of the Company's Board of Directors: (i) the election of the operators for the Company's properties; (ii) the entering into of any agreement with any tenant of the Company's properties, including Operating Company, the Company's primary tenant, Service Company A and Service Company B; and (iii) the consummation of any transaction between the Company and any of its tenants, including those parties mentioned above; including, but not limited to, the negotiation, enforcement and renegotiation of the terms of any lease of any of the Company's properties. For further discussion regarding the duties and procedures of the Independent Committee, please see the information provided herein under the heading "Certain Relationships and Related Transactions." The Company's Independent Committee has held one meeting to date in 1999 and did not meet in 1998. Prison Realty's Independent Committee held two meetings in 1998. It is anticipated that Mr. McWherter, if elected, will serve as a member of the Independent Committee following the Annual Meeting.


MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY AND OF THE BOARD OF TRUSTEES OF PRISON REALTY

     The Company's Board of Directors has held one meeting to date in 1999, with all directors except for Mr. Carell attending either in person or by teleconference. The Company's Board of Directors held one meeting in 1998, with all directors except for Mr. Carell attending either in person or by teleconference. The Board of Trustees of Prison Realty held 11 meetings in 1998 and no trustee, with the exception of Mr. Carell, attended fewer than 75% of the aggregate of all meetings of the board and the committees, if any, upon which such trustees served and which were held during the period of time that such person served on the Board of Trustees or such committee(s).

COMPENSATION OF DIRECTORS

     The compensation policy of the Company as its relates to members of the Company's Board of Directors is a continuation of the policy used by Prison Realty to compensate its trustees prior to the Merger. Accordingly, the Company pays its Non-Employee Directors, as hereinafter defined, annual compensation of $12,000 for their services (the "Annual Retainer"). In addition, Non-Employee Directors receive a fee of $1,000 for each meeting of the Board of Directors which they attend and an additional fee of $500 for each meeting they attend of committees upon which they serve (collectively, the "Meeting Fees") (the Annual Retainer and Meeting Fees paid to Non-Employee Directors are collectively referred to herein as the "Fees"). Directors who are not employees of the Company or one of its lessees or any of their affiliates or subsidiaries (the "Non-Employee Directors") may elect, on an annual basis, to receive up to 100% of their Fees in shares of Common Stock. Non-Employee Directors are reimbursed for reasonable expenses incurred to attend Board of Directors and committee meetings. Directors who are employees of either the Company or one of its lessees or their affiliates are not compensated for serving as Directors. Non-Employee Directors also participate in the Non-Employee Directors' Plan, whereby they receive options to purchase 5,000 shares of Common Stock for each year of service with the Board of Directors. All other directors of the Company are eligible to participate in the Share Incentive Plan.


EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL PROVISIONS

EMPLOYMENT AGREEMENTS.

     Each of Doctor R. Crants, J. Michael Quinlan, D. Robert Crants, III and Michael W. Devlin are subject to employment agreements with the Company (collectively, the "Employment Agreements"). Doctor R. Crants and Mr. Quinlan are subject to agreements dated January 1, 1999 executed in connection with the completion of the Merger. Mr. Quinlan's employment agreement with Prison Realty in effect immediately prior to the Merger was canceled and superseded by the January 1 agreement, with the consent of Mr. Quinlan, in connection with the Merger. D. Robert Crants, III and Mr. Devlin are subject to agreements previously entered into by them with Prison Realty, effective as of June 1, 1997, which were assumed by the Company with their consent in connection with the Merger.

     Doctor R. Crants' employment agreement is for a term of three years from the date of execution, with an additional three year renewal option. The employment agreements relating to each of Mr. Quinlan, D. Robert Crants, III and Mr. Devlin are for terms of four years from the date of their respective execution. The Employment Agreements generally provide for annual compensation and incentive compensation as determined by the Company's Compensation Committee on the terms set forth therein. Since the Company did not commence operations until completion of the Merger on January 1, 1999, the Company paid no compensation to Doctor R. Crants, Mr. Quinlan, D. Robert Crants, III, and Mr. Devlin in 1998. Information concerning actual compensation paid to each of Doctor R. Crants, Mr. Quinlan, D. Robert Crants, III, and Mr. Devlin in 1998 by each of CCA and Prison Realty, respectively, can be found herein under the heading "Executive Compensation." The Employment Agreements also generally provide for non-cash benefits such as life and health insurance to the extent the Company makes such benefit plans available to the Company's employees.


     Each Employment Agreement includes provisions restricting the officers from competing, directly or indirectly, with the Company during the term of their employment and, except in certain circumstances, for three years after termination of employment, with the exception of Doctor R. Crants, who is prohibited from competing with the Company for a period of one year after the termination of his employment.

     Pursuant to the employment agreement with Doctor R. Crants, the Company may terminate his employment at any time with or without cause, provided, however, that if he is terminated without just "cause", as defined under the agreement, he shall be entitled to receive his annual cash and non-cash compensation for a period ending on the earlier of his death or three years from his date of termination, subject to offset for compensation earned and other benefits obtained by him from other sources during that period. Doctor R. Crants may terminate his employment with the Company by providing 90 days written notice to the Company. Pursuant to the employment agreements with Mr. Quinlan, D. Robert Crants, III and Mr. Devlin, the Company may generally terminate the employment of each of them with 30 days prior written notice upon the happening of certain specified events. Each of Mr. Quinlan, D. Robert Crants, III and Mr. Devlin may terminate his employment upon 30 days' written notice to the Company.


CHANGE OF CONTROL PROVISIONS.


     The 1995 Stock Incentive Plan and the Share Incentive Plan each provide that upon a "change-of-control" or "potential change-in-control" of the Company, as those terms are defined in the 1995 Stock Incentive Plan and Share Incentive Plan, the value of all outstanding share options granted under the plans, to the extent vested, shall be cashed out on the basis of a "change-in-control price" which is generally based on the highest price paid per share of Common Stock on the New York Stock Exchange at any time during a 60 day period prior to the occurrence of the "change-in-control" event. Doctor R. Crants has been granted options to purchase shares of Common Stock under the 1995 Stock Incentive Plan, and each of the Named Executive Officers, as hereinafter defined, has been granted options to purchase shares of Common Stock under the Share Incentive Plan, all as set forth in the table included herein under "Executive Compensation -- Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value." In addition, Doctor R. Crants has been granted deferred shares of Common Stock under the Amended and Restated Corrections Corporation of America 1989 Stock Bonus Plan, as assumed by the Company by CCA in connection with the Merger, which shares are subject to accelerated vesting upon the occurrence of certain "changes of control," as defined pursuant to the plan.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE


     The Company began operations on January 1, 1999 upon the completion of the Merger. Accordingly, the Company paid no compensation to its directors, officers, or employees prior to that date. However, the Company's current Chief Executive Officer received compensation from CCA in 1998, as well as in previous years, and each of the Company's other officers received compensation from Prison Realty in 1998 and since its commencement of operations in July 1997. The following table sets forth certain summary information concerning the compensation paid by CCA to Doctor R. Crants during the three fiscal years ended December 31 1996, 1997 and 1998, and the compensation paid by Prison Realty to each of Mr. Quinlan, D. Robert Crants, III, and Mr. Devlin, the three most highly compensated executive officers of the Company, other than Doctor R. Crants, who were, prior to the Merger, the three executive officers of Prison Realty whose annualized compensation from Prison Realty exceeded $100,000 (collectively, the "Named Executive Officers"), for the fiscal years ended December 31, 1997 and 1998.


                                                               LONG-TERM COMPENSATION
                                     ANNUAL COMPENSATION      ------------------------
                                  -------------------------   SECURITIES
                                            BASE              UNDERLYING   SHARE BONUS
NAME AND PRINCIPAL POSITION       YEAR     SALARY     BONUS   OPTIONS(#)    AWARD(#)
---------------------------       ----   ----------   -----   ----------   -----------
Doctor R. Crants................  1998   $393,383(1)   --      17,500(2)           --
  Chief Executive Officer         1997    366,873(3)   --      13,125(2)           --
                                  1996    351,580(4)   --      26,250(2)           --
J. Michael Quinlan..............  1998    160,625(5)   --            --            --
  Vice Chairman of the            1997    150,000(6)   --     375,000(7)           --
  Board of Directors
D. Robert Crants, III...........  1998    108,750(5)   --            --            --
  President                       1997    100,000(6)   --     225,000(7)    150,000(8)
Michael W. Devlin...............  1998    108,750(5)   --            --            --
  Chief Operating Officer         1997    100,000(6)   --     225,000(7)    150,000(8)

-------------------------

(1) Includes $7,450 contribution to the Corrections Corporation of America Amended and Restated Employee Stock Ownership Plan (the "CCA ESOP").

(2) These options were granted under the 1995 Stock Incentive Plan. In connection with the Merger, the Company assumed all of the options outstanding under the 1995 Stock Incentive Plan, with all of such options being converted into options exercisable for shares of Common Stock, based on the exchange ratio in the Merger pursuant to which CCA shareholders received 0.875 shares of Common Stock for each share of CCA common stock owned.

(3) Includes $7,450 contribution to the CCA ESOP.
(4) Includes $7,350 contribution to the CCA ESOP.
(5) Includes $5,000 contribution to the CCA Prison Realty Trust Amended and Restated Employee Share Ownership Plan.
(6) Amounts are annualized salaries for the fiscal year ended December 31, 1997.

(7) Options to purchase all but 25,000 of the shares shown for each executive officer above vest in 25% increments over a three-year period with the first increment having vested on July 15, 1997 and are exercisable at a price of $21.00 per share, the per share offering price of Prison Realty's initial public offering of its common shares in

    July 1997 (the "Initial Offering"). The balance of the options vest in 25% increments over a three-year period with the first increment having vested on December 2, 1997 and are exercisable at a price of $37.81 per share, the per share market price of Prison Realty's common shares on the date of the grant. These options were granted under the Share Incentive Plan. In connection with the Merger, the Company assumed all of the options outstanding under the Share Incentive Plan, with all of such options being converted into options exercisable for shares of Common Stock.
(8) Represent Prison Realty common shares issued as a development fee and as reimbursement for actual costs incurred with the promotion and formation of Prison Realty, the consummation of the Initial Offering and the closing of the purchase of nine correctional and detention facilities by Prison Realty from CCA in connection therewith.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


     The Company granted no options to purchase shares of Common Stock in 1998. In connection with the Merger, however, options to purchase shares of CCA common stock and Prison Realty common shares outstanding at the time of the Merger were converted into the right to purchase shares of Common Stock. Doctor R. Crants held options to purchase both CCA common stock and Prison Realty common shares at the time of the Merger, which were converted, and each of the Named Executive Officers and each of the trustees of Prison Realty held options to purchase Prison Realty common shares at the time of the Merger, which were converted. With the exception of a grant to the non-employee trustees of Prison Realty in April 1998, Prison Realty did not grant any options to purchase its common shares during 1998. Doctor R. Crants was granted options to purchase 20,000 shares of CCA common stock at $35.00 per share in March 1998, which were converted in the Merger into options to purchase 17,500 shares of Common Stock at $40.00 per share, based on the exchange ratio in the Merger, pursuant to which CCA shareholders received 0.875 share of Common Stock for each share of CCA common stock they owned. CCA did not grant any Named Executive Officers options to purchase shares of its common stock during 1998.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUE

     The following table sets forth information with respect to the value of options to purchase Common Stock at December 31, 1998. The following information assumes that the Merger had been completed on December 31, 1998 and that all options to purchase shares of CCA common stock and Prison Realty common shares had been converted into the right to purchase shares of Common Stock. In addition, it assumes that the closing price of the Common Stock on December 31, 1998 would have been the same as that of Prison Realty's common shares.


     Doctor R. Crants exercised options to purchase 240,000 shares of CCA common stock on October 16, 1998, constituting his only option exercise during the 1998 fiscal year. These purchased shares were converted into 210,000 shares of Common Stock in the Merger. Options to purchase shares of CCA common stock held by him on December 31, 1998 were also converted into the right to purchase shares of Common Stock in the Merger. Neither Doctor R. Crants nor any of the Named Executive Officers exercised any options to purchase Prison Realty common shares during the 1998 fiscal year.


                                     NUMBER OF SECURITIES
                                          UNDERLYING             VALUE OF UNEXERCISED
                                    UNEXERCISED OPTIONS AT              OPTIONS
                                      FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
NAME                               EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                               -------------------------   -------------------------
Doctor R. Crants.................    270,625(1)/100,000(2)     $1,115,887(3);0(4)/0(5)
J. Michael Quinlan...............    187,500(2)/187,500(2)            0(5)/0(5)
D. Robert Crants, III............    112,500(2)/112,500(2)            0(5)/0(5)
Michael W. Devlin................    112,500(2)/112,500(2)            0(5)/0(5)

-------------------------

(1) Constitutes options to purchase shares of Common Stock obtained as the result of the Company's assumption of options to purchase 100,000 common shares of Prison Realty and 195,000 shares of CCA common stock, in the Merger, on a converted basis.
(2) Constitutes options to purchase shares of Common Stock obtained as the result of the Company's assumption of options to purchase a like number of Prison Realty common shares in the Merger.

(3) Reflects the value of exercisable options assumed from CCA in the Merger relating to the purchase of 170,625 shares of Common Stock. The value of the unexercised options at December 31, 1998 is based upon the closing market price of Prison Realty common shares of $20.50 at such date. The exercise price applicable to the options assumed from CCA is $13.96, based on the weighted average exercise price of such options. Thus, the options assumed by the Company from CCA had a value of $1,115,887.50 as of December 31, 1998.

(4) Reflects the value of exercisable options assumed from Prison Realty in the Merger relating to the purchase of 100,000 shares of Common Stock. The exercise price applicable to the options assumed from Prison Realty exceeded the closing market price of $20.50. Thus, the options assumed from Prison Realty had no value as of December 31, 1998.

(5) The value of the unexercisable options at December 31, 1998 is based upon the closing market price of Prison Realty common shares of $20.50 at such date. The weighted average exercise price applicable to the options assumed from Prison Realty exceeded the closing market price of $20.50. Thus, the options had no value as of December 31, 1998.

REPORT OF THE COMPENSATION COMMITTEE


     The Compensation Committee of the Company, comprised of those members of the Company's Board of Directors who served on the Compensation Committee of the Board of Trustees of Prison Realty (the "Prison Realty Compensation Committee") immediately prior to the Merger, will continue the policies adopted and implemented by the Prison Realty Compensation Committee in compensating the Company's executive officers. Accordingly, the following report analyzes the policy adopted as well as the actions of the Prison Realty Compensation Committee in 1998.



     OBJECTIVES OF EXECUTIVE COMPENSATION. The Company's executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading the Company effectively and continuing its growth and profitability. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executive officers while aligning their interests with those of the Company's stockholders.


     COMPENSATION COMMITTEE PROCEDURES. Prison Realty's executive compensation program was administered under the direction of the Prison Realty Compensation Committee comprised of Joseph V. Russell (Chairman), C. Ray Bell, Jackson W. Moore and Rusty L. Moore. The compensation determinations for Prison Realty's executive officers for 1998 were made in April 1998 after audited financial statements for such year had become available and were filed with the Securities and Exchange Commission (the "Commission") and upon a review of the salaries of the executive officers of comparable real estate investment trusts as disclosed in available SNL Reviews (as hereinafter defined) and publicly filed documents.


     In determining the executive officers' base salaries for the fiscal year ended December 31, 1998, the Prison Realty Board of Trustees and the Prison Realty Compensation Committee, as applicable, took into consideration the above referenced factors and examined comparable executive compensation made by a peer group of real estate investment trusts of similar size, makeup and performance as reported in the SNL Executive Compensation Review 1998 -- REITS (the "SNL Review"). While the companies included in the SNL Review may not be identical to the companies used to calculate the NAREIT Index, as hereinafter defined, to which Prison Realty's share performance is compared in this Proxy Statement, the Prison Realty Compensation Committee believed that the compensation information in such survey was comparable since it contained data pertaining to real estate investment trusts of similar size, makeup and performance to that of Prison Realty.


     The Prison Realty Compensation Committee exercised its independent discretion in determining the compensation of Prison Realty's executive officers, and its members were permitted to consult by telephone prior to the meeting at which compensation decisions were made.

     Each element of Prison Realty's executive compensation for the fiscal year ended December 31, 1998, as well as the compensation of the Chief Executive Officer for such year, is discussed separately below.


     BASE SALARY. In April 1998, the Prison Realty Board of Trustees set the 1998 base salaries for Prison Realty's executive officers in accordance with the policies and considerations stated above. For the year ended December 31, 1998, Prison Realty's executive officers (other than its Chief Executive Officer, who is discussed separately below) received the following base salaries: D. Robert Crants, III (President) -- $108,750; and Michael W. Devlin (Chief Operating Officer) -- $108,750.

     SHARE OPTIONS. Under the Share Incentive Plan, the Prison Realty Compensation Committee had the discretion to grant share options to its executive officers. The Prison Realty Compensation Committee believed that the grant of such share options could align an executive's long-term objectives with those of Prison Realty's shareholders. The Share Incentive Plan was administered by the Prison Realty Compensation Committee, which had the power to determine, among other things, those individuals to whom options would be granted, the number of shares issuable, the type of options granted and other terms and conditions of the options. No options were granted to executive officers of the Company under the Share Incentive Plan in 1998.


COMPENSATION OF PRISON REALTY CHIEF EXECUTIVE OFFICER IN 1998


     In April 1998, the Prison Realty Board of Trustees set the 1998 base salary for Prison Realty's Chief Executive Officer, J. Michael Quinlan, in accordance with the policies and considerations stated above. For the year ended December 31, 1998, Prison Realty's Chief Executive Officer received a base salary of $160,625. For fiscal year ended December 31, 1998, the Prison Realty Compensation Committee did not award any options to purchase common shares of Prison Realty to Prison Realty's Chief Executive Officer.


COMPENSATION OF CCA EXECUTIVE OFFICER IN 1998


     Doctor R. Crants is the current Chief Executive Officer of the Company. In March 1998, the CCA Compensation Committee set Doctor R. Crants' base salary in accordance with criteria substantially similar to that used by the Prison Realty Compensation Committee and set forth herein. For the year ended December 31, 1998, Doctor R. Crants, as CCA's Chief Executive Officer, received a base salary of $387,608. The committee also awarded Doctor R. Crants incentive stock options to purchase 20,000 shares of CCA's common stock at a purchase price of $35.00 per share, which were converted into 17,500 shares of Common Stock at a purchase price of $40.00 per share in the Merger. The compensation levels established by the CCA Compensation Committee were based on their judgment that these levels were appropriate and desirable in light of Mr. Crants' actual and potential contributions to CCA. The assessment of actual and potential contributions was based on the committee's subjective evaluation of his abilities, skills, efforts and continued leadership. Due to Doctor R. Crants' concurrent employment by Operating Company, Doctor R. Crants' 1999 salary as Chief Executive Officer of the Company has been set at $175,000 for 1999. Doctor R. Crants will also receive a salary from Operating Company in 1999.



     TAX DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1.0 million to either the Chief Executive Officer or any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executive officers with appropriate rewards for their performance.


     Submitted by the Compensation Committee of the Company's Board of
Directors:

                          Joseph V. Russell, Chairman
                          C. Ray Bell
                          Jackson W. Moore
                          Rusty L. Moore

                               PERFORMANCE GRAPH


     The Common Stock is traded on the New York Stock Exchange under the symbol "PZN". On March 19, 1999, the last reported sales price of the Common Stock was $19.50 per share. The Common Stock, however, did not begin trading on the New York Stock Exchange until January 4, 1999, after the completion of the Merger. As such, the information provided below relating to shareholder returns for the periods indicated relates to each of Prison Realty and CCA. In the Merger, each Prison Realty common share was converted into one share of Common Stock and each share of CCA common stock was converted into the right to receive 0.875 share of Common Stock.


PRISON REALTY


     The following graph provides a comparison of the cumulative total shareholder return on Prison Realty's common shares compared to the cumulative total return of the Standard & Poor's 500 Index (the "S&P 500 Index") and the National Association of Real Estate Investment Trusts ("NAREIT") Total Return Equity Index (the "NAREIT Index") for the six months ended December 31, 1997 and the year ended December 31, 1998. The graph assumes an investment of $100 on June 30, 1997, a reinvestment of distributions and/or dividends and actual increase of the market value of Prison Realty's common shares relative to the initial investment of $100. The comparisons in this table are required by the Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock as a result of the Merger.



                                    [graph]





                                                 6/30/97*          12/31/97         12/31/98
----------------------------------------------------------------------------------------------
CCA Prison Realty Trust                           $100(1)           $216.82         $106.70
----------------------------------------------------------------------------------------------
NAREIT Index                                      $100              $112.17         $ 91.06
----------------------------------------------------------------------------------------------
S&P 500 Index                                     $100              $110.58         $142.18
----------------------------------------------------------------------------------------------


-------------------------


 * Prison Realty's common shares did not begin trading on the New York Stock Exchange until July 18, 1997. Accordingly, the table and graph reflect Prison Realty's performance from that date only.



(1) Reflects a purchase price of $21.00 per share, the initial public offering price of Prison Realty's common shares on the New York Stock Exchange on July 18, 1997. The Company believes that the use of the initial offering price better reflects shareholder return rather than the use of the opening purchase price of Prison Realty's common shares on such date. If a purchase price of $28.00 were used as the initial investment price (as was done in determining Prison Realty's cumulative shareholder return in the performance graph appearing in Prison Realty's proxy statement prepared in connection with its 1998 Annual Meeting of Shareholders), the cumulative total shareholder return would be $157.69 and $77.60 for the periods ending December 31, 1997 and December 31, 1998, respectively.

CCA


     The following graph provides a comparison, for the period of five years commencing December 31, 1993 and ending December 31, 1998, of the yearly percentage change in the cumulative total shareholder return on CCA's common stock with the cumulative total return of the S&P 500 Index and a Peer Group Index consisting of companies that were either direct competitors of CCA or other regional service organizations with similar market capitalization to CCA prior to the Merger. CCA believed that these companies generally possessed assets, liabilities and operations more similar to those of CCA than the companies comprising other publicly-available indices. The graph assumes an investment of $100 on December 31, 1993, a reinvestment of dividends and actual increase of the market value of CCA's common stock relative to the initial investment of $100. The comparisons in this table are required by the Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock as the result of the Merger.



                                    [graph]



                                 12/31/93   12/31/94   12/31/95    12/31/96     12/31/97   12/31/98
-----------------------------------------------------------------------------------------------------
Corrections Corp.               $100.00     $179.17     $825.00    $1355.56     $1647.22    $783.33
-----------------------------------------------------------------------------------------------------
Peer Group*                     $100.00     $108.76     $179.65    $ 201.31     $ 233.38    $179.57
-----------------------------------------------------------------------------------------------------
S&P 500 Composite               $100.00     $101.36     $139.48    $ 171.48     $ 228.69    $294.05
-----------------------------------------------------------------------------------------------------


-------------------------


  * The Peer Group includes AMRESCO, Chattem, Inc., Command Security Corporation, Correctional Services Corp.**, Hospital Staffing Services, Inc., Insituform Technology, Inc., Medalliance, Inc., Nichols Research Corporation, Phycor, Inc., Pinkerton, Inc., REN-Corporation-USA, Republic Automotive Parts, Inc., Saks, Inc.*** and Wackenhut Corrections. (Medalliance stopped trading stock on November 19, 1995 and Ren Corp stopped trading stock on November 1, 1995; therefore, they have been deleted from the Peer Group after December 31, 1994. Hospital Staffing Services, Inc. stopped trading stock on March 27, 1998 and Republic Automotive Parts, Inc. stopped trading stock on June 26, 1998; therefore, they have been deleted from the Peer Group after December 31, 1997.)

 ** Correctional Services Corp was formerly known as Esmor Corporation. *** Proffitts, Inc. merged with Saks, Inc. on September 17, 1998.

COMMON STOCK


     The following table sets forth, as of March 19, 1999, certain information with respect to the beneficial ownership of shares of the Company's Common Stock by: (i) each stockholder of the Company that the Company believes holds more than a 5% beneficial interest in the Common Stock; (ii) each director, and each nominee for director, of the Company; (iii) each of the Company's executive officers; and (iv) all directors, nominees and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares of Common Stock listed below, based on information furnished by such owners or information contained in publicly filed documents, have sole voting and investment power with respect to such shares.



                                             NUMBER OF SHARES      PERCENTAGE OF SHARES
                                              OF COMMON STOCK         OF COMMON STOCK
NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(2)
------------------------                   ---------------------   ---------------------
Sodexho Alliance, S.A....................       10,442,568(3)               9.2%
  Port de la Bourdonnais
  75007, Paris
  France
Doctor R. Crants.........................        2,277,494(4)               2.0%
J. Michael Quinlan.......................          232,462(5)                 *
D. Robert Crants, III....................          880,642(6)                 *
Michael W. Devlin........................          880,642(7)                 *
C. Ray Bell..............................          143,915(8)                 *
Richard W. Cardin........................           15,001(9)                 *
Monroe J. Carell, Jr.....................           20,811(9)                 *
Jean-Pierre Cuny.........................           26,250(10)                *
John W. Eakin, Jr........................           18,201(9)                 *
Ted Feldman..............................           21,305(9)                 *
Ned Ray McWherter........................                0                    *
Jackson W. Moore.........................           31,139(9)                 *
Rusty L. Moore...........................           14,620(11)                *
Joseph V. Russell........................           95,138(12)                *
Charles W. Thomas, Ph.D..................           58,753(9)                 *
All executive officers, directors and
  nominees for director as a group (16
  persons)...............................        4,165,299(13)              3.7%


-------------------------

   * Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.


 (1) Includes shares as to which such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power as these terms are defined in Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Shares of Common Stock underlying options to purchase shares of Common Stock, which are exercisable, or become exercisable within sixty days after March 19, 1999, are deemed to be outstanding for the purpose of computing the outstanding shares of Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

 (2) Based on 113,041,110 shares of Common Stock issued and outstanding.
 (3) Includes 59,062 shares of Common Stock issuable upon the exercise of certain options issued by CCA to Jean-Pierre Cuny and transferred to Sodexho. These options were assumed by the Company in the Merger. Pursuant to the authority granted to the Board of Directors of the Company under the Company's Charter, the Board of Directors of the Company has waived the ownership limit contained in the Company's Charter after obtaining such representations and undertakings from Sodexho to assure the Company's status as a REIT would not be adversely affected by exempting it from such ownership limit.

 (4) Includes 299,062 shares of Common Stock issuable upon the exercise of vested options, an aggregate of 238,000 shares of Common Stock held equally in two trusts for the benefit of Doctor R. Crants' two children other than
     D. Robert Crants, III, and 43,163 shares of Common Stock allocated to Doctor R. Crants pursuant to an Employee Stock Ownership Plan maintained by Operating Company.


 (5) Includes 198,750 shares of Common Stock issuable upon the exercise of vested options, 900 shares of Common Stock owned by Mr. Quinlan's daughters, 21,000 shares of Common Stock owned by Mr. Quinlan's wife and 2,363 shares of Common Stock held in an Individual Retirement Account.


 (6) Includes 125,625 shares of Common Stock issuable upon the exercise of vested options, as well as 592,267 shares of Common Stock held by a private investment partnership. Each of D. Robert Crants, III and Michael W. Devlin serve as a manager of the general partner of the private investment partnership. Therefore, each are deemed to beneficially own the 592,267 shares of Common Stock held by the private investment partnership.


 (7) Includes 125,625 shares of Common Stock issuable upon the exercise of vested options, as well as 592,267 shares of Common Stock held by a private investment partnership. Each of Michael W. Devlin and D. Robert Crants, III serve as a manager of the general partner of the private investment partnership. Therefore, each are deemed to beneficially own the 592,267 shares of Common Stock held by the private investment partnership.

 (8) Includes 10,000 shares of Common Stock issuable upon the exercise of vested options and 1,000 shares of Common Stock owned jointly by Mr. Bell and his wife.
 (9) Includes 10,000 shares of Common Stock issuable upon the exercise of vested options.
(10) Mr. Cuny serves as the Senior Vice-President of The Sodexho Group, an affiliate of Sodexho. Mr. Cuny beneficially owns 26,250 shares of Common Stock issuable upon the exercise of vested options. This number does not include 10,442,568 shares of Common Stock beneficially owned by Sodexho.
(11) Includes 10,000 shares of Common Stock issuable upon the exercise of vested options, 1,050 shares of Common Stock owned by Mr. Moore's wife, and 2,200 shares of Common Stock owned by Mr. Moore jointly with his wife.
(12) Includes 10,000 shares of Common Stock issuable upon the exercise of vested options and 437 shares of Common Stock owned jointly by Mr. Russell and his daughter.

(13) Includes an aggregate of 904,374 shares of Common Stock issuable upon the exercise of vested options.

SERIES A PREFERRED STOCK


     The following table sets forth, as of March 19, 1999, certain information with respect to the beneficial ownership of shares of the Company's Series A Preferred Stock by: (i) each director, and each nominee for director, of the Company; and (ii) the directors and nominees as a group. No executive officers of the Company owned any shares of Series A Preferred Stock as of March 19, 1999. In addition, the Company is aware of no beneficial holder of more than 5% of the Series A Preferred Stock.


                                               NUMBER OF
                                          SHARES OF SERIES A     PERCENTAGE OF SHARES OF
                                            PREFERRED STOCK      SERIES A PREFERRED STOCK
NAME OF BENEFICIAL OWNER                 BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED(2)
------------------------                 ---------------------   ------------------------
C. Ray Bell............................          5,000                  *
Monroe J. Carell, Jr...................          5,000                  *
All directors and nominees for director
  as a group (15 persons)..............         10,000                  *

-------------------------

  * Represents beneficial ownership of less than 1% of the outstanding shares of Series A Preferred Stock.

(1) Includes shares as to which such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power as these terms are defined in Rule 13d-3(a) of the Exchange Act.
(2) Based on 4,300,000 shares of Series A Preferred Stock issued and outstanding.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange. Executive officers, directors and 10% Holders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file. The Company's officers and directors, in their capacity as such with the Company, became subject to these reporting requirements upon completion of the Merger, and as such did not file any reports with the Commission in 1998. The officers and directors, in their capacity as officers and trustees of Prison Realty in 1998, were subject to these reporting requirements as they related to Prison Realty. In addition, Doctor R. Crants, in his capacity as an officer and director of CCA in 1998, and Jean-Pierre Cuny in his capacity as a director of CCA in 1998, were also subject to these reporting requirements as they related to CCA. To the Company's knowledge, based solely on review of the copies of such reports and amendments thereto furnished to Prison Realty and CCA, as the case may be, prior to the Merger, and on written representations made to the Company that no other reports were required during or with respect to the fiscal year ended December 31, 1998, all Section 16(a) filing requirements relating to Prison Realty and CCA, as the case may be, were timely made.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The Company commenced operations on January 1, 1999 following the completion of the Merger. Immediately prior to the Merger, CCA transferred certain management contracts relating to the operation of correctional and detention facilities to Correctional Management Services Corporation, a newly-formed Tennessee corporation and currently the Company's primary tenant ("Operating Company"). Also immediately prior to the Merger, CCA transferred its remaining management contracts to two newly-formed Tennessee corporations, Prison Management Services, Inc. ("Service Company A") and Juvenile and Jail Facility Management Services, Inc. ("Service Company B," and, collectively with Service Company A, the "Service Companies"). Each correctional and detention facility owned by each of CCA and Prison Realty prior to the Merger was transferred to the Company in the Merger. As a result of the Merger, the Company and Operating Company entered into long-term, non-cancellable triple net leases with respect to each facility leased by the Company to Operating Company. Upon completion of the Merger and the related transactions, Operating Company became the lessee of a substantial majority of the Company's facilities. As of March 19, 1999, Operating Company leased 30 of the Company's 47 facilities, and the Company expects that Operating Company will additionally lease nine of the Company's 47 facilities which are currently under construction.



     Doctor R. Crants serves as the Chairman of the Board of Directors of the Company and Chief Executive Officer of the Company. Doctor R. Crants is also a member of Operating Company's Board of Directors and serves as Operating Company's Chief Executive Officer and President and serves as a member of the Boards of Directors of each of the Service Companies. In addition, Doctor R. Crants was appointed to the Board of Directors of Sodexho Marriott Services, Inc., an entity which is 49% owned by Sodexho. D. Robert Crants, III, a director and President of the Company, is the son of Doctor R. Crants. Charles W. Thomas, a director of the Company, performed certain consulting services in connection with the Merger for a fee of $3.0 million, and currently performs consulting services for each of the Company and Operating Company relating to their respective business objectives. Rusty L. Moore, a director of the Company who has asked not to stand for re-election at the Annual Meeting, is the spouse of a shareholder of Stokes & Bartholomew, P.A., tax and securities counsel to the Company. Stokes & Bartholomew, P.A. also provides certain legal services to Operating Company. Samuel W. Bartholomew, Jr., a shareholder of Stokes & Bartholomew, P.A., serves as Chairman of the Board of Directors of Service Company B. C. Ray Bell, a director of the Company, is the principal of a construction company which, as a part of its business, builds correctional and detention facilities, including facilities for the Company. In 1998, Mr. Bell's construction company received fees in the amount of $40,754,000 and $8,700,000 for construction services provided to CCA and Prison Realty, respectively. Additionally, in 1998, CCA paid fees of $1,559,000 to a member of its Board of Directors, Joseph F. Johnson, Jr., or to an entity controlled by him, for consulting services rendered to CCA.



     The Company owns all of the outstanding non-voting common stock of Operating Company, which represents approximately 9.5% of the value of all of the outstanding common stock of Operating Company. D. Robert Crants, III, Michael W. Devlin, J. Michael Quinlan, and certain other executive officers and employees of the Company collectively own 9.4% of the outstanding capital stock of Operating Company. Sodexho, the Company's largest stockholder, owns 16% of the outstanding capital stock of Operating Company and has the right to appoint a member of the Board of Directors of Operating

Company. Jean-Pierre Cuny, an affiliate of Sodexho, is a member of the Board of Directors of the Company. The remainder of the outstanding capital stock of Operating Company is owned by an institutional investor and employees of Operating Company other than Doctor R. Crants.


     The terms of certain agreements between Operating Company and the Company entered into in connection with the Merger, including the Company's leases with Operating Company, a trade name use agreement between the Company and Operating Company and a promissory note given by Operating Company in consideration for CCA's transfer of management contracts, were determined by Prison Realty and CCA in consultation with their financial advisers in a manner to reflect fair market values and to meet the requirements applicable to REITs. However, there were no arm's-length negotiations regarding these financial terms.


     Pursuant to the Bylaws of the Company, the Independent Committee must approve actions of the Company's Board of Directors regarding the election of the operators for the Company's properties, including Operating Company or its affiliates, the entering into of any agreement with Operating Company, the Service Companies or any of their respective affiliates, and the completion of any transaction between the Company and Operating Company or its affiliates, including the negotiation and enforcement of any lease of the Company's properties and the other agreements between the Company and Operating Company entered into in connection with the Merger.


     The Company has adopted a business conduct policy which provides guidelines for the Company's Board of Directors' assessment of a conflict, stating that a potential conflict would exist whenever an employee or director has an interest in or connection with an enterprise with which the Company has transacted or might transact business or with individuals associated with such an enterprise, when that interest is of such a nature that it might influence the independent judgment of such employee or director. The policy will cover conflicting interests that are direct or indirect, through an enterprise in which an employee or director has an interest. Whether or not a conflict of interest exists will be determined by the Independent Committee, on a case-by-case basis in accordance with the policies and procedures established by the Board of Directors of the Company. Such procedures may include requiring Doctor R. Crants to abstain from making management decisions in his capacity as an officer or director of the Company and Operating Company, with respect to matters that present a conflict of interest between the companies, and to abstain from voting as a director of either company, with respect to matters that present a conflict of interest between the companies.

                                   PROPOSAL 2

                     APPROVAL OF THE NAME CHANGE AMENDMENT


     The Company's Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend Article SECOND of the Company's Charter to change the name of the Company from Prison Realty Corporation to "Prison Realty Trust, Inc." Prior to the Merger, while its actual name was CCA Prison Realty Trust, Prison Realty did business as Prison Realty Trust and became commonly known as "Prison Realty Trust" to its customers. Prison Realty gained a substantial amount of name recognition and market identity under this name in the course of conducting its business operations. Therefore, the Company's Board of Directors believes the name "Prison Realty Trust, Inc." is a more appropriate name for the Company and will enable the Company to continue the reputation developed under this name prior to the Merger. Therefore, at a meeting on March 4, 1999, the Company's Board of Directors approved a resolution, in accordance with the Bylaws of the Company and subject to stockholder approval, amending Article SECOND of the Company's Charter to change the name of the Company to "Prison Realty Trust, Inc." and recommends a vote for approval of the Name Change Amendment. The text of the proposed amendment is included as Appendix A to this Proxy Statement.


     The affirmative vote of the holders of two-thirds of all the votes entitled to be cast is required to adopt the proposed Name Change Amendment. If approved by the required number of stockholders, the amendment to the Charter of the Company will take effect upon filing with the Department of Assessments and Taxation of the State of Maryland, which is expected to occur as soon as is practicable after the Annual Meeting.


     THE BOARD OF DIRECTORS OF THE COMPANY THEREFORE RECOMMENDS A VOTE FOR APPROVAL OF THE NAME CHANGE AMENDMENT.


                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Arthur Andersen LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1999. Arthur Andersen LLP served as CCA's independent auditors from 1991 until completion of the Merger and as Prison Realty's independent auditors from its formation in April 1997 until completion of the Merger. Arthur Andersen LLP also rendered services in connection with the Merger to each of CCA, Prison Realty and the Company in connection with the Merger. Arthur Anderson LLP has served as the Company's independent auditors since the Company's formation in September 1998 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     Although the Company is not required to submit the ratification and approval of the selection of its independent auditors to a vote of stockholders, the Board of Directors believes that it is sound policy to do so. The affirmative vote of the holders of a majority of the shares of the outstanding shares of Common Stock cast at the Annual Meeting is required for ratification of the selection of Arthur Andersen LLP. In the event that the majority of the votes cast are against the selection of Arthur Andersen LLP, the directors will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.


     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Under the rules of the Commission, if a stockholder wants the Company to include a proposal in the Company's proxy statement and form of proxy for presentation at the Company's 2000 Annual Meeting of stockholders (the "2000 Annual Meeting"), the proposal must be received by the Company, on or before December 2, 1999, at the following address: Prison Realty Corporation,
Attention: Ms. Vida H. Carroll, Secretary, 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215. Such proposal will also need to comply with the regulations of the Commission regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

     Under the Bylaws of the Company, and as permitted by the rules of the Commission, a stockholder may nominate a director or present a stockholder proposal not included in the Company's proxy statement at the Company's 2000 Annual Meeting. Written notice of such a nomination or proposal, along with appropriate supporting information and documentation, must be submitted, via certified mail, return receipt requested, to: Prison Realty Corporation,
Attention: Ms. Vida H. Carroll, Secretary, 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215. For a nomination or proposal to be presented at the Company's 2000 Annual Meeting, it must be received at the Company's principal executive offices:

     - not less than 60 days nor more than 90 days prior to the anniversary date (May 11, 1999) of this year's meeting (if the 2000 Annual Meeting is scheduled to be held on a date no more than 30 days before the anniversary date of this year's meeting and no more than 60 days after the anniversary date of this year's meeting); or

     - not earlier than the 90th day prior to the 2000 Annual Meeting, and not later than the 60th day prior to the 2000 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2000 Annual Meeting is first made (if the 2000 Annual Meeting is scheduled to be held on a date more than 30 days prior to the anniversary date of this year's meeting or more than 60 days after the anniversary date of this year's meeting).

     The Company's annual meeting of stockholders will generally be held during the month of May of each year. Assuming that the 2000 Annual Meeting is held on schedule, the Company must receive notice of a nomination or proposal from a stockholder after February 11, 2000 and on or before March 12, 2000. If the Company does not receive notice during such period, the nomination or proposal will not be presented at the 2000 Annual Meeting. Additionally persons named as proxies in the Company's proxy materials relating to the 2000 Annual Meeting will use their discretion in voting the proxies when any nominations or proposals from stockholders not received during such period are raised at the meeting.

                          ANNUAL REPORT AND FORM 10-K


     All stockholders of record on the Record Date will receive with this Proxy Statement a copy of the Company's 1998 Annual Report to Stockholders. The Annual Report to Stockholders, however, is not part of the proxy solicitation materials. Any stockholder who desires a copy of the Company's 1998 Annual Report to Stockholders, the Company's Annual Report on Form 10-K for the year ended December 31, 1998 or Prison Realty's Annual Report on Form 10-K for the year ended December 31, 1998, each as filed with the Commission, may obtain a copy without charge by addressing a request to Prison Realty Corporation,
Attention: Vida H. Carroll, Secretary, 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215.


                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                          By Order of the Board of Directors,



                                          /s/DOCTOR R. CRANTS
                                          DOCTOR R. CRANTS
                                          Chairman and Chief Executive Officer

March 31, 1999
Nashville, Tennessee


            YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE


         ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS APPRECIATED.

                                                                      APPENDIX A

                           PRISON REALTY CORPORATION

                             ARTICLES OF AMENDMENT

     PRISON REALTY CORPORATION, a Maryland corporation (the "Corporation"), having its principal office in Nashville, Tennessee, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Article SECOND of the Charter of the Corporation is hereby amended as follows:

     "SECOND: Name.

        The name of this corporation shall be Prison Realty Trust, Inc.
                            (the "Corporation")." ;

     SECOND: The amendment does not increase the authorized stock of the Corporation; and

     THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Prison Realty Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its
Secretary on           , 1999.


WITNESS:                                             PRISON REALTY CORPORATION:

                                                  By:
------------------------------------------------     ------------------------------------------
                Vida H. Carroll                                D. Robert Crants, III
                   Secretary                                         President

     THE UNDERSIGNED, President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                          --------------------------------------
                                                  D. Robert Crants, III
                                                        President

                                                                      APPENDIX B

                                      PROXY

                            PRISON REALTY CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder(s) of Prison Realty Corporation (the "Company") hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated March 31, 1999, and hereby appoint(s) D. Robert Crants, III and Vida H. Carroll, and each of them, proxies of the undersigned, each with full power of substitution and revocation, and authorize(s) them, or either of them, to vote the number of shares which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 11, 1999, at 10:00 a.m., local time, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, and any adjournments or postponements thereof.

         The Board of Directors recommends a vote "FOR" the election of each of the nominees for Director listed below and "FOR" each of the following proposals:

1.       ELECTION OF DIRECTORS.

         [ ]   FOR ALL NOMINEES NAMED

         [ ]   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

         NOMINEES: D. Robert Crants, III; John W. Eakin, Jr.; Ted Feldman; Ned
                   Ray McWherter; Jackson W. Moore; and Jean-Pierre Cuny

         [ ]
               ---------------------------------------
               FOR ALL NOMINEES EXCEPT AS LISTED ABOVE

2.       APPROVAL OF THE NAME CHANGE AMENDMENT.

         [ ]        FOR      [ ]        AGAINST           [ ] ABSTAIN

3. RATIFICATION OF THE ACTION OF THE BOARD OF DIRECTORS IN SELECTING THE FIRM OF ARTHUR ANDERSEN LLP TO BE THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

         [ ]        FOR      [ ]        AGAINST           [ ] ABSTAIN

4. IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.

                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

   PLEASE FULLY COMPLETE, DATE, PROPERLY SIGN, AND RETURN THIS PROXY PROMPTLY.

This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of each nominee and FOR each of the proposals.

Signature:________________  Date:________  Signature:______________ Date:_______

NOTE: PLEASE DATE AND SIGN THE PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE(S) OR ON THIS PROXY. IF SHARES ARE HELD BY MORE THAN ONE OWNER OR BY JOINT TENANCY, EACH OWNER MUST SIGN PERSONALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., PLEASE PROVIDE YOUR FULL TITLE AS SUCH. IF A CORPORATION IS A STOCKHOLDER, PLEASE HAVE THE PROXY EXECUTED BY AN AUTHORIZED OFFICER AND USE THE FULL CORPORATE NAME OF THE STOCKHOLDER. IF A PARTNERSHIP OR LIMITED LIABILITY COMPANY IS A STOCKHOLDER, PLEASE SIGN IN SUCH ORGANIZATION'S NAME BY AN AUTHORIZED PERSON. THE PROXY SHALL BE DEEMED A GRANT OF AUTHORITY TO VOTE.